UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 14, 2012

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2012, Orrstown Financial Services, Inc. (the “Company”) issued a press release announcing that Jeffrey M. Seibert, 52, had been appointed as Executive Vice President and Chief Operating Officer of the Company’s wholly owned subsidiary, Orrstown Bank (the “Bank”).  Mr. Seibert will have responsibility for the Bank’s Commercial Sales team, Commercial Credit functions, and the Special Assets Group. Mr. Seibert is a long time resident of south central Pennsylvania and following graduation from Messiah College, spent the next 13 years at Farmers Bank and Trust Company, Hanover.  He began as a Management Trainee and progressed through roles of increasing responsibility prior to joining Peoples State Bank in 1994.  He worked for Peoples, and its successor, CommunityBanks of Harrisburg as senior Lender, Chief Credit Officer, and Managing Director of Banking Services.  Mr. Seibert served as Chief Operating Officer of Susquehanna Bank, PA, Managing Director of Commercial Banking, and finally President of the Pennsylvania Division. A copy of the press release is furnished herewith as Exhibit 99, and incorporated herein in its entirety by reference.

From time to time, Mr. Seibert has had banking transactions in the ordinary course of business with the Bank and may be expected to have similar transactions in the future.  These transactions were made on substantially the same terms, including interest rates, collateral requirements and repayment terms, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                            Description

99                                           Press Release dated August 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: August 14, 2012	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)